Exhibit 99.1

Global Interactive Technologies, Inc. Announces its Receipt of Determination Letter from Nasdaq

SEOUL, KR / ACCESS Newswire / February 10, 2025 / Global Interactive Technologies, Inc. (NASDAQ: GITS) (the “Company”), a media-tech company and creator of FANTOO, an all-in-one social media experience connecting k-culture fans globally, today announced that on February 5, 2025, the Company received a notification letter (the “Determination Letter”) from the staff at the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”).

As disclosed in the Company’s Form 8-K filed on August 9, 2024, Nasdaq granted the Company 180 days, until February 3, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires the Company’s common stock to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). To regain compliance, the Company’s common stock needed to satisfy the Minimum Bid Price Requirement for at least 10 consecutive business days by February 3, 2025. To meet this requirement, the Company effected a reverse stock split on January 27, 2025. However, the first trading date on which the Company satisfied the Minimum Bid Price Requirement for 10 consecutive business days was February 7, 2025, beyond the February 3, 2025 deadline. As a result, Nasdaq issued the Determination Letter notifying the Company that its common stock would be delisted due to its failure to regain compliance with Nasdaq Listing Rule 5550(a)(2) by the deadline, and the Company may appeal this determination pursuant to the procedures set forth in Nasdaq Listing Rule 5800 Series.

Based on discussions with the Staff, because the Company met the Minimum Bid Price Requirement for 10 consecutive business days as of February 7, 2025, it expects that the Staff would confirm the Company has regained compliance, allowing its common stock to continue trading on Nasdaq without interruption and obviating the need for appealing the delisting determination.

About Global Interactive Technologies, Inc.

Global Interactive Technologies, Inc., is the creator of the engaging and innovative social media platform, “FANTOO” FANTOO connects users around the world that share similar interests by providing distinctive service offerings, technologies, applications, and websites. Through FANTOO, we provide a global multi-media platform for our users to interact with other like-minded users, to share their appreciation of various types of entertainment and cultures, create their own content, enjoy other users’ content, engage in commerce, and experience a “fandom” community we believe is unlike any other. For more information, please visit www.gitechnologies.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue,” “approximates,” “assesses,” “hopes,” “projects,” “intends,” or similar expressions. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct; and, the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s “Risk Factors” section and other sections in its most recent Annual Report on Form 10-K, and subsequent quarterly and other filings with the United States Securities and Exchange Commission.

Investor Contact

Taehoon Kim
tkc@gitechnologies.com

SOURCE: Global Interactive Technologies, Inc.